UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KAYNE ANDERSON ENERGY INFRASTRUCTURE FUND, INC.

KAYNE ANDERSON NEXTGEN ENERGY & INFRASTRUCTURE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KAYNE ANDERSON ENERGY INFRASTRUCTURE FUND, INC. KAYNE ANDERSON NEXTGEN ENERGY & INFRASTRUCTURE, INC. 811 Main Street, 14th Floor Houston, TX 77002

Dear Valued Stockholder,

Thank you for being an investor in Kayne Anderson Energy Infrastructure Fund (“KYN”) / Kayne Anderson NextGen Energy & Infrastructure, Inc. (“KMF”). You are a significant stockholder, and your proxy vote is critical. You were recently sent proxy materials for the combined 2022 Annual Meeting of Stockholders scheduled for April 7, 2022. Our records indicate we have not yet received your proxy vote. Please help us by casting your important proxy vote today.

At the Annual Meeting, stockholders of KYN and KMF are being asked to (i) elect two directors, and (ii) ratify PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending November 30, 2022. The Board of Directors of KYN and KMF unanimously recommends that shareholders vote “FOR” the proposals.

For more information, please refer to the combined proxy statement, which can be found at www.kaynefunds.com/proxyinformation. If you have any proxy related questions or would like to cast your proxy vote by phone, please call (866) 751-6311 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. ET.

We very much appreciate your attention to this matter. Please help us by casting your vote today.

Sincerely,

James C. Baker, Jr.

Chairman of the Board of Directors,

President and CEO

How do I vote? There are three convenient methods for casting your important proxy vote:

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free (866) 751-6311. Representatives are available Monday through Friday 9 a.m. to 10 p.m. ET.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.